SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) October 12, 2007
                                                       (October 11, 2007)


                         VELOCITY ASSET MANAGEMENT, INC.
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               (Exact name of registrant as specified in Charter)


          Delaware                    000-61570                 65-0008442
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(State of other Jurisdiction    (Commission file no.)         (IRS employer
      of incorporation)                                     identification no.)


     1800 Route 34 North, Building 4, Suite 404B
                     Wall, NJ                                     07719
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       (Address of Principal Executive Offices)                (Zip Code)


        Registrant's telephone number, including area code (201-760-6306)
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

On October 11, 2007, Velocity Asset Management, Inc. (the "Company") consummated its second and final closing (the "Closing") of its private placement offering (the "Offering") of shares of common stock (the "Shares") and warrants to purchase shares of common stock (the "Warrants", together with the Shares, the "Securities") to accredited investors ("Investors"). The Securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Offering, the Company issued the Securities and also entered into a Securities Purchase Agreement and a Registration Rights Agreement with the investors in the Offering (the "Investors"). Together with the first closing, the Registrant sold an aggregate of 862,500 Shares at a purchase price of $2.00 per Share and delivered Warrants to purchase an aggregate of 172,500 shares of the Company's common stock. The press release announcing the closing of the Offering is attached hereto as Exhibit 99.1.

         The Warrants entitle the holders to purchase shares of the Company's common stock reserved for issuance thereunder (the "Warrant Shares") for a period of three years from the date which is six months after the date of issuance at an exercise price of $2.50 per share. The Warrants contain certain anti-dilution rights on terms specified in the Warrants. In addition, pursuant to the Securities Purchase Agreement, the Investors will be entitled to additional shares of common stock if, during the six month period after the Closing, the Company sells or issues additional shares of Common Stock, or securities (debt and/or equity) convertible into common stock, with a purchase, exercise or conversion price of less than the $2.00.

         Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement on appropriate form providing for the resale by the investors of the Shares and the Warrant Shares. The Company agreed to file the registration statement within 45 days of Closing. If such Registration Statement is not filed within the required timeframe, or does not become effective within the required timeframe, or does not remain effective for any thirty (30) consecutive days, the Company has agreed to pay to the investors in the Offering liquidated damages for each thirty (30) day period in which the Registrant fails to comply with such requirements, all as more specifically provided in the Securities Purchase Agreement.

The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and are being offered and sold only in the United States to "accredited investors" (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received aggregate net proceeds of 1,596,500 from the placement, after payment of offering expenses of approximately $25,000 and commissions of approximately $82,500. The Company retained a registered FINRA broker dealer to act as placement agent. In addition, the placement agent is entitled to receive 2 year warrants to acquire 51,750 shares of the Company's common stock.

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

Item 9.01.  Financial Statements and Exhibits.

         (d)      Exhibits.

         Exhibit No.       Description
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         4.1               Form of Warrant*

         10.1              Form of Registration Rights Agreement*

         99.1              Press Release dated October 12, 2007

* Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2007


This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VELOCITY ASSET MANAGEMENT, INC.


                                       /s/ JAMES MASTRIANI
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                                       James Mastriani
                                       Chief Financial Officer

                                       Dated: October 12, 2007



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